EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Reports Additional High-Grade Gold Intercepts at Butte Highlands

Coeur d’Alene, Idaho – June 2, 2011 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced additional results from underground drilling at the Butte Highlands Gold Project in southwestern Montana.

Results reported today are from holes BHUG11-023 through BHUG11-033 in Timberline’s on-going 86-hole, 49,500-foot (15,000-metre) underground diamond drill program which is designed for detailed delineation of the mineralization and for production planning purposes. Timberline has a 50-percent carried-to-production ownership interest in the project, which is currently in the development/permitting stage and is scheduled to commence gold production in early 2012.

Nineteen intervals of gold grades greater than 0.10 ounce per ton (opt) (3.4 grams per tonne (g/t)) gold, including three intervals grading greater than 1.0 opt (34.2 g/t) gold were identified within the eleven holes reported today. Highlights include:

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Hole # BHUG11-025:  12.3 feet (3.7 metres) grading 0.41 opt (14.0 g/t) gold;

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Hole # BHUG11-031:    6.8 feet (2.1 metres) grading 0.53 opt (18.2 g/t) gold;

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Hole # BHUG11-033:  12.0 feet (3.7 metres) grading 0.57 opt (19.5 g/t) gold.

Paul Dircksen, Timberline’s President and CEO, said, “We continue to see good continuity and gold grades from the underground drill program that support all of our earlier exploration work and the resulting advancement of the Butte Highlands Gold Project. Upon completion of the drill program, all data will be compiled into our mining plan in anticipation of scheduled 2012 production.”

All holes reported today were drilled in the Only Chance Block from Drill Station DS-2. Additional drill results for holes within this block are pending. The following table summarizes all drill intervals greater than 0.10 opt (3.4 g/t) gold.

Current drill results from the Only Chance Block include:

Drill Hole	From (feet)	Length (feet)	Gold (opt)*	From (metres)	Length (metres)	Gold (g/t)*
BHUG11-024	278.1	8.00	0.17	84.8	2.4	5.8
including	284.0	2.10	0.27	86.6	0.6	9.2
BHUG11-024	506.5	19.50	0.17	154.4	5.9	5.8
including	506.5	3.50	0.72	154.4	1.1	24.7
BHUG11-024	549.9	2.70	0.11	167.6	0.8	3.8
BHUG11-025	325.9	12.30	0.41	99.3	3.7	14.0
including	325.9	2.00	0.27	99.3	0.6	9.2
including	330.7	3.30	1.18	100.8	1.0	40.4

Drill Hole	From (feet)	Length (feet)	Gold (opt)*	From (metres)	Length (metres)	Gold (g/t)*
BHUG11-025	567.8	22.30	0.13	173.1	6.8	4.5
including	579.9	2.30	0.21	176.8	0.7	7.2
including	588.5	1.60	0.21	179.4	0.5	7.2
BHUG11-027	425.7	9.90	0.18	129.8	3.0	6.2
including	431.4	4.20	0.24	131.5	1.3	8.2
BHUG11-027	463.7	1.80	0.19	141.3	0.5	6.5
BHUG11-028	245.2	5.30	0.15	74.7	1.6	5.1
BHUG11-029	291.9	6.10	0.16	89.0	1.9	5.5
including	292.9	2.60	0.35	89.3	0.8	12.0
BHUG11-029	452.2	1.40	0.16	137.8	0.4	5.5
BHUG11-029	478.4	2.10	0.11	145.8	0.6	3.8
BHUG11-030	354.0	30.40	0.20	107.9	9.3	6.8
including	354.0	10.00	0.27	107.9	3.0	9.2
including	368.6	2.20	0.25	112.3	0.7	8.6
including	377.7	4.50	0.27	115.1	1.4	9.2
BHUG11-030	562.7	1.30	0.14	171.5	0.4	4.8
BHUG11-030	572.2	18.30	0.12	174.4	5.6	4.1
including	572.2	3.80	0.25	174.4	1.2	8.6
BHUG11-031	391.7	6.80	0.53	119.4	2.1	18.2
including	391.7	3.30	1.05	119.4	1.0	36.0
BHUG11-031	408.5	7.70	0.24	124.5	2.3	8.2
BHUG11-031	461.3	15.30	0.27	140.6	4.7	9.2
including	469.3	4.10	0.41	143.0	1.2	14.0
BHUG11-032	229.3	7.40	0.13	69.9	2.3	4.5
BHUG11-033	264.0	12.00	0.57	80.5	3.7	19.5
including	264.0	5.00	1.32	80.5	1.5	45.2

* Troy ounces per ton (opt) and grams per tonne (g/t)

Note: All lengths are estimated to be true widths.

Additional results from the ongoing program at Butte Highlands are expected shortly and will be reported by the Company as they are received.  For previously-reported results from the underground drill program at Butte Highlands, please see Timberline’s press releases dated April 6, 2011(http://timberline-resources.com/main.php?page=190&press=146), April 20, 2011(http://timberline-resources.com/main.php?page=190&press=147) and April 29, 2011(http://www.timberline-resources.com/main.php?page=183&press=148).

Timberline holds a 50-percent interest in the Butte Highlands Joint Venture which is targeted to commence gold production in early 2012.  Timberline's JV partner, Highland Mining, LLC is funding all project development costs, with Timberline's 50-percent share of costs to be paid out of proceeds from future mine production.  A feasibility study has not been completed at Butte Highlands, and there is no certainty the proposed operation will be economically viable.  Photos and videos of development progress at Butte

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Highlands, along with other additional project information, can be seen at Timberline’s web site. (http://www.timberline-resources.com/main.php?page=167)

Butte Highlands is located within a favorable geologic domain that has hosted several multi-million ounce gold deposits including Butte, Golden Sunlight, Montana Tunnels, and Virginia City. The property was extensively drilled by Battle Mountain Gold, Placer Dome, ASARCO, and Orvana in the 1980s and 1990s.

Paul Dircksen is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.  Field work has been conducted under his supervision.  The Timberline sampling and analysis program included an industry standard QA/QC program.  After photographing, core logging and cutting the sample intervals in half, the samples were shipped to ALS Chemex Laboratories in Elko, Nevada for preparation.  The prepared pulps were then forwarded by ALS Chemex to their lab in Sparks, Nevada or their lab in Vancouver, BC Canada for analysis.  The samples were analyzed for gold using a standard 30g fire assay with an AA finish.  Samples returning a gold value in excess of 10 ppm were re-analyzed using a 30g fire assay with a gravimetric finish.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States.  The Company is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere.  Timberline also features a 50-percent carried-to-production interest at its Butte Highlands Joint Venture where gold production is slated to commence early in 2012.  Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.  The Company also holds Timberline Drilling, a wholly-owned subsidiary that provides diamond drilling services and cash flow from underground and surface contract drilling operations.

Timberline is listed on the NYSE Amex where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing or results of the Company’s drill program at Butte Highlands, the timing of assay results from such drilling program being released, the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project and South Eureka project, the targeted production date for the Butte Highlands project, targeted dates for the South Eureka technical report and PEA, results of the Company’s drilling subsidiaries, possible growth of the Company and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2010.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

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